Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Evoke Pharma, Inc.

Solana Beach, California

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-221556) and Forms S-8 (No. 333-219960, 333-211302 and 333-191518) of Evoke Pharma, Inc. of our report dated March 7, 2018, relating to the financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California

March 7, 2018